Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62538, 333-104542, 333-118047 and 333-156436), Form S-3 (No. 333-176294) and Form S-4 (Nos. 333-90990, 333-113337 and 333-178647) of Cumulus Media Inc. of our report dated March 12, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia

March 12, 2012